Exhibit 15

EFiled: Oct 6 2005 11:24AM EDT Transaction ID 6953154	[SEAL]

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

LIBERATION INVESTMENTS, L.P. and	)

LIBERATION INVESTMENTS, LTD.	)

)

Plaintiffs,	)

)

v.	)	C.A. No. 1636-N

)

)

BALLY TOTAL FITNESS HOLDING	)

CORPORATION, a Delaware	)

corporation,	)

)

Defendant.	)

STIPULATED ORDER OF FINAL JUDGMENT

The parties to this action hereby agree, subject to the approval of the Court, to the following Order of Final Judgment in this § 211 action.

1. Unless otherwise ordered by this Court, defendant Bally Total Fitness Holding Corporation (“Bally” or the “Company”) shall hold an annual meeting of stockholders (the “Stockholders’ Meeting”) on Thursday, January 26, 2006, in Chicago, Illinois or its suburbs at a time convenient for Bally’s stockholders. The record date for the Stockholders’ Meeting shall be no earlier than December 12, 2005 and no later than December 23, 2005.

2. In order to demonstrate to the Court that the timing of the meeting is feasible and that a materially earlier meeting date would present practical difficulties, Bally shall cause its Chief Financial Officer (the “CFO”) promptly to file a sworn affidavit with the Court that he has been informed by both Bally’s internal accounting department and external auditors that the Company should be able to file its financial statements with the Securities and Exchange Commission by (but not appreciably before) November 30, 2005, and that based upon inquiry he believes that the Court may reasonably rely upon such information. In addition, should the CFO subsequently learn that Bally will likely not be able to file its financial statements by November 30, 2005, he will promptly inform the Court and the plaintiffs of that fact.

3. At the Stockholders’ Meeting, elections shall be held for the three Bally directors in Class III positions.

4. Nothing in this Stipulated Order shall constitute a waiver of the parties’ positions with respect to the proper composition of the board or the number of directors.

RICHARDS, LAYTON & FINGER, P.A.	ASHBY & GEDDES

/S/ RAYMOND J. DICAMILLO	/S/ STEPHEN E. JENKINS
Gregory P. Williams (I.D. #2168)	Stephen E. Jenkins (I.D. #2152)
Raymond J. DiCamillo (I.D. #3188)	Lauren E. Maguire (I.D. #4261)
Brock E. Czeschin (I.D. #3938)	222 Delaware Avenue
One Rodney Square	P.O. Box 1150
P.O. Box 551	Wilmington, Delaware 19899
Wilmington, Delaware 19899	(302) 654-1888
(302) 651-7700 Attorneys for Bally Total Fitness Holding Corporation	Attorneys for Liberation Investments, L.P. and Liberation Investments, Ltd.

Dated: October 6, 2005

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